Exhibit 10.5

                                    AGREEMENT

      THIS AGREEMENT (the "Agreement"), effective as of January 1, 2002 by and between E-Z-EM, Inc., a Delaware corporation (the "Company") and Howard Stern ("Stern").

      WHEREAS, Stern is the Chairman of the Board of Directors of the Company (the "Board") and previously served as President and Chief Executive Officer of the Company; and

      WHEREAS, the Company recognizes Stern's past contributions to the Company and wants to provide for the continuation of his contributions to the Company.

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Position. Stern shall provide to the Company those services set forth on Exhibit A hereto, as Exhibit A may be amended from time to time with the consent of both the Company and Stern (the "Services"). Stern shall provide up to a maximum of 125 days per annum to Company, as may be necessary to perform the Services. In the event such period of time is exceeded, and per the specific request of the Chief Executive Officer of the Company (the "CEO") and on reasonable notice, Stern agrees to provide additional services and to perform projects and assignments assigned by the CEO for additional compensation to be agreed upon in advance between Stern and the CEO and approved by the Board.

2. Independent Contractor. Stern shall perform the Services as an independent contractor and not as an employee of the Company. The Company shall not withhold any amounts for taxes from payments made to Stern. Stern shall be responsible for the payment of all taxes in connection with amounts paid to him by the Company and shall indemnify the Company and hold the Company harmless with respect to the payment of all such taxes.

3. Board of Directors. The Company agrees to propose and nominate Stern as a Director of the Company for a three year term on the Company's slate of Directors when Stern comes up for re-election in October 2002. The Company acknowledges that it is the current intention of the Board that Stern be elected as the Chairman of the Board for a one-year term commencing October 2002, or for such longer term as the Board determines. So long as Stern is the Chairman of the Company he shall receive twice the Director's fees and other compensation (including cash, stock and options) as is received by other Directors of the Company. Payment of director fees and other compensation shall commence on December 1, 2001. If at any time Stern is a Director (but not the Chairman) of the Company he shall receive the normal Director's fees and compensation paid to other Directors.

4. Term. The term of this Agreement shall be thirty-six (36) months, commencing on January 1, 2002 and terminating on December 31, 2004 (the "Term"); provided that the Term shall sooner terminate upon the earlier of Stern's death or a Change in Control. For purposes of this Agreement, a "Change in Control" shall have the meaning set forth in the Company's standard Change in Control Agreement.


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5.    Compensation.  In consideration of his performance of the Services, and in addition to the compensation and benefits to which Stern is entitled under paragraphs 3, 6, 7, 8, 9 and 10 hereof, Stern shall receive thirty-six
      (36) equal monthly payments of $20,833.34 payable on the first day of each month commencing January 1, 2002 (it being understood that the payments due on January 1, 2002 and February 1, 2002 shall be paid upon the execution and delivery of this Agreement by Stern and the Company). Stern shall continue to receive such payments upon his disability (as defined in the Company's standard employment policy), but such payments shall cease upon the end of the month in which the sooner to occur of Stern's death or a Change in Control occurs.

6. Bonus. Stern shall be entitled to receive a pro-rata portion of the bonus payable pursuant to the existing Company and AngioDynamics Bonus Plans, if any such bonus is paid, for the period June, 1, 2001 to November 30, 2001. Commencing December 1, 2001, Stern shall no longer participate in either the Imaging or AngioDynamics Bonus Plans. Notwithstanding the foregoing, nothing shall restrict the Board (or the AngioDynamics board) from awarding Stern, in its discretion, a bonus or additional compensation for services rendered or goals achieved above and beyond the duties and responsibilities assigned to Stern under this Agreement.

7. Benefits. During the Term, the Company shall pay for or reimburse Stern for medical and dental benefits (of equal coverage to the existing Company policies for Stern) for Stern and his spouse.

8. Business Expenses. During the Term and only so long as Stern is Chairman of the Board, the Company shall provide Stern with an annual sum of up to $80,000 to reimburse Stern for reasonable business expenses incurred in connection with his performance of the Services. All meetings and travel shall be pre-approved by the CEO based upon an annual meeting and travel schedule established by Stern and the CEO. If Stern's business expenses exceed $80,000 per annum, he shall be reimbursed for such additional expenses only if they are pre-approved by the CEO and the Board, whose approval shall not be unreasonably withheld if such business expenses are reasonable and necessary.

9. Vehicle, Office and Secretary. During the Term, the Company shall furnish Stern with an automobile for his use in accordance with Company policy (either the vehicle currently being used by Stern or an equivalent new vehicle) and his current office and secretary.

10. Split Dollar Insurance. The Company shall continue to honor its obligations under the split-dollar life insurance agreements for Stern dated May 27, 1998 (the "Split Dollar Agreements").

11. Confidentiality. Stern shall execute the Company's standard Nondisclosure and Assignment of Inventions Agreement (the "NDA"), which shall prohibit his use and disclosure of confidential information during the Term and thereafter until such information no longer constitutes confidential information.

12. Non-Competition. Provided that the Company shall not be in material breach of its obligations under paragraphs 1, 3, 5, 6, 7, 8, 9 and 10 hereof (it being understood that no such material breach shall be deemed to have occurred until and unless Stern has provided the Company with written notice of such material breach and the Company has not cured such breach in all material respects within thirty days after receipt of such notice), Stern agrees that during the Term and for a period of twelve (12) months following the termination or expiration of this Agreement, he shall


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      not in any state or territory of the United States in which the Company conducts business, directly or indirectly, own, manage, operate, control, be employed by, be a shareholder of, be an officer of, participate in, contract with or be connected in any capacity or any manner with any business that directly or indirectly (whether through related companies or otherwise) manufactures, develops, designs, distributes, sells, or markets any product, device or equipment substantially similar to any product, device or equipment which during the Term has been manufactured, marketed, sold or distributed by the Company or any product, device or equipment (unless such product, device or equipment has been abandoned by the Company or such product, device or equipment is not competitive with the Company's business) which the Company was developing or designing during the Term for future manufacturing, marketing, sale and distribution; provided, however that nothing herein shall prohibit Stern from owning, directly or indirectly, as a passive investor, in the aggregate not more than one percent (1%) of the outstanding publicly traded stock of any company that competes with the Company.

13.   Miscellaneous.

      13.1. Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

            If to the Company:

            E-Z-EM, Inc.
            717 Main Street
            Westbury, NY 11590
            Attn:  President & CEO
            Facsimile:  (516) 333-8209


            If to Stern:

            Howard S. Stern
            23 I.U. Willets Road
            Old Westbury, NY  11568
            Facsimile: (516) 997-8626

            With a copy to:

            Paul M. Brown, Esq.
            Satterlee Stephens Burke & Burke LLP
            230 Park Avenue
            New York, NY 10169-0079
            Facsimile: (212) 818-9806

            Any party may from time to time change its address or facsimile number for the purpose of notices to that party by a similar notice specifying a new address or facsimile number, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

      13.2. Entire Agreement. This Agreement, together with the NDA and the Split Dollar Agreement, supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement


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            between the parties hereto with respect to the subject matter hereof and thereof. Without limiting the foregoing, all prior agreements between the Company and Stern relating to his employment by the Company, his provision of services to the Company and the payment to him of compensation (salary, bonus and otherwise) and benefits (stock, options, insurance and otherwise) are hereby agreed to be null and void; provided, however, the foregoing shall not apply to options, vested or unvested, previously granted to Stern by the Company or AngioDynamics.

      13.3. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

      13.4. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      13.5. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other person.

      13.6. Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder of Stern may be assigned (by operation of law or otherwise) without the prior written consent of the Company and any attempt to do so shall be void.

      13.7. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement shall not be materially and adversely affected thereby,
            (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      13.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.


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      13.9. Dispute Resolution. Any dispute, controversy or claim between the
            Company and the Consultant arising from or in connection with this Agreement (a "Dispute") regardless of the magnitude thereof or the amount in controversy or whether such Dispute would otherwise be considered justiciable or ripe for resolution by a court or arbitral tribunal, shall be submitted to, and finally determined by, arbitration in accordance with the AAA Commercial Rules. Any award pursuant to such arbitration may be enforced in any court having competent jurisdiction. The prevailing party shall recover its legal fees and costs from the non-prevailing party.

      13.10. Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

      13.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.12. Captions. Captions herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

      13.13. Further Assurances. Each party hereto, at its own expense, shall deliver all such further instruments and documents as may reasonably be requested by the other party in order to fully carry out the intent and accomplish the purposes of the transactions referred to therein.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

E-Z-EM, Inc.

By:  /s/ Anthony Lombardo                 By:  /s/ Howard Stern
    ---------------------------               --------------------------------
Name: Anthony Lombardo                    Howard Stern
Its:  CEO


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                                    EXHIBIT A

CHAIRMAN DUTIES:

1. Chair regular and special BOD Meetings, with the assurance that they are held in a timely fashion. Will Chair both the AngioDynamics and the E-Z-EM Boards.

2. Consult with the President/CEO of E-Z-EM and AngioDynamics, as well as with other BOD members, to set the agenda for the BOD Meetings.

3. COB is to ensure that the BOD focuses on governance and shareholder rights with attention paid to maximizing shareholder value.

4. COB to provide advice and leadership to the BOD; communications to the BOD will be made on a regular and timely fashion.

5.    Provide advice and support to the President and CEO.

6. COB will work with the investment community, where appropriate, to support the efforts of the various Investor Relation Programs of the entire Company. He will assist the President/CEO as appropriate. He will use his networking connections, as well as those of the other members of the BOD, to assist in this effort.

7. COB, based on his industry experience and knowledge, will provide support and guidance to the various strategic and tactical initiatives of the Company.

8. Meet on a regular basis with the President/CEO to discuss the Company and its strategy.

SERVICES:

A. Attend selective industry meetings to keep abreast of current trends. A defined set of meetings will be established and reviewed on an annual basis. Typical of these meetings will be: RSNA, SGR, SCIVR, DDW, and ACG. (This list is not meant to be all-inclusive).

B. The COB will support the Management Team in specific negotiations as requested by the President/CEO or directed by the BOD.

C. The COB may be asked to establish industry panels in specific areas that will support the Company's strategic plan.

D. The COB will use his extensive industry network to search out, investigate, and recommend projects that have the potential to be "killer-projects" and thus be change agents or paradigm shifters to enhance the growth of the Company and thus enhance shareholder value. (I call this the "RFD" projects.)

The above will be accomplished within the established budgets, and procedures, of the Company.


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